UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2010

AMERICAN BILTRITE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4773	04-1701350
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

57 River Street, Wellesley Hills, Massachusetts 02481-2097
(Address of principal executive offices, including zip code)

(781) 237-6655
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry Into a Material Definitive Agreement.

On March 15, 2010, American Biltrite Inc. (the "Company") entered into an Amendment No. 2 to Loan and Security Agreement by and among the Company, Ideal Tape Co., Inc. and K&M Associates L.P., as "US Borrowers"; American Biltrite (Canada) Ltd., as "Canadian Borrower"; Ocean State Jewelry, Inc., Majestic Jewelry, Inc., 425 Dexter Associates, L.P. and ABFE as "US Guarantors"; the parties to the agreement from time to time as lenders, including Wachovia Bank, National Associates ("Wachovia") and its affiliates; and Wachovia, as agent for the lenders (the "Credit Agreement").  The amendment reduced the minimum required levels of earnings before interest, taxes, depreciation, and amortization that the Company must satisfy under the Credit Agreement, and further provided that the Company would not be required to meet the minimum level of earnings before interest, taxes, depreciation, and amortization and the minimum fixed charge coverage ratio financial covenants for any monthly test period during which the Company's minimum unused available credit under the Credit Agreement was at least $6 million for 30 consecutive days.  The amendment also made certain changes to the determination of the Company's eligible accounts, which are used in determining borrowing availability under the Credit Agreement, and the amendment permits the Company to make certain qualified repurchases of its capital stock.  The Company paid a fee of $30,000 to Wachovia in connection with this amendment.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Amendment No. 2 to Loan and Security Agreement, dated as of March 15, 2010, among American Biltrite Inc., Ideal Tape Co., Inc., K&M Associates L.P., American Biltrite (Canada) Ltd., Ocean State Jewelry, Inc., Majestic Jewelry, Inc., 425 Dexter Associates, L.P., American Biltrite Far East, Inc. and Wachovia Bank, National Association, a national banking association, in its capacity as issuing bank, and Wachovia Bank, National Association, a national banking association, in its capacity as agent, and the other lenders from time to time party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2010	AMERICAN BILTRITE INC.

	By:	/s/ Howard N. Feist III
Name: Howard N. Feist III
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment No. 2 to Loan and Security Agreement, dated as of March 15, 2010, among American Biltrite Inc., Ideal Tape Co., Inc., K&M Associates L.P., American Biltrite (Canada) Ltd., Ocean State Jewelry, Inc., Majestic Jewelry, Inc., 425 Dexter Associates, L.P., American Biltrite Far East, Inc. and Wachovia Bank, National Association, a national banking association, in its capacity as issuing bank, and Wachovia Bank, National Association, a national banking association, in its capacity as agent, and the other lenders from time to time party thereto